Exhibit 10.5

Power of Attorney

I, the undersigned, SHI Jing, Chinese nationality, ID Num.: hold 40% equity interest in Qinghai Huayou Downhole Technology Co., Ltd. (“QINGHAI HUAYOU”). As a shareholder of QINGHAI HUAYOU, I hereby irrevocably entrust Recon Hengda Technology (Beijing) Co., Ltd. (“RECON HENGDA”) to execute the following rights during the term of this Power of Attorney:

I, the undersigned, exclusively authorize RECON HENGDA as the sole representative with full authority to perform shareholder’s rights upon the equity interest I hold, including but not limited to: (i) the attendance of the shareholder’s meeting and the execution of relative Shareholder Resolution(s) of QINGHAI HUAYOU for and on behalf of me; (ii) the performance of all my rights associated with the ownership of equity conferred by laws and Articles of Association of QINGHAI HUAYOU including but not limited to voting-rights and the rights of assigning, transferring, pledging or disposing of such equity interest partially or wholly; and (iii) the designations and appointments of Legal Representative, Chief Executive Director, Directors, Supervisors, General Manager and/or other Officer(s) of QINGHAI HUAYOU on my behalf.

RECON HENGDA is entitled to execute the Transfer Agreement mentioned in the Exclusive Equity Interest Purchase Agreement within its authority and duly perform the Equity Interest Pledge Agreement and the Exclusive Equity Interest Purchase Agreement that are entered into simultaneously with this Power of Attorney by me. The execution of the abovementioned rights shall not constitute any limitation on this Power of Attorney.

Save as otherwise provided hereunder, RECON HENGDA is entitled to exercise all the necessary rights arising from the equity interest upon its own discretions without any oral or written instructions of me.

All acts associated with my equity interest in QINGHAI HUAYOU conducted by RECON HENGDA shall be deemed as the acts of me. All documents executed by RECON HENGDA shall be deemed as executed by me, I shall acknowledge such documents.

RECON HENGDA is entitled to assign all rights under this Power of Attorney. RECON HENGDA is entitled to entrust any other individual(s) or legal entity(s) to execute the above rights and equity interest without issuing any notice to or obtaining any prior consent from me. Nevertheless, RECON HENGDA shall report to me immediately after such assignment and the assignment shall not harm any of my rights or vested interests in any event.

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This Power of Attorney shall be irrevocable and continuously valid so long as I am a shareholder of QINGHAI HUAYOU and shall come into effect as of the date set forth below.

During the term of this Power of Attorney, in the event that I intend to perform the rights hereunder, I shall negotiate with RECON HENGDA in advance.

SHI Jing

Signature: /s/ Shi Jing

Date: December 1, 2015.

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